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                                                                   EXHIBIT 10.20

                              EMPLOYMENT AGREEMENT
                              --------------------


     This Employment Agreement (this "Agreement") is entered into as of March 28, 1997, by and between Digital Video Systems, Inc., a Delaware corporation (the "Company"), and Thomas R. Parkinson ("Parkinson").

     1.   Employment.
          ----------

          1.1  Employment as President and Chief Operating Officer. The Company
               ---------------------------------------------------
agrees to employ Parkinson, and Parkinson agrees to be employed by the Company, as the Company's President and Chief Operating Officer for the period beginning on April 15, 1997 or such earlier date as the Company and Parkinson may agree to (the "Commencement Date") and ending on the second anniversary of the Commencement Date, unless such employment is terminated earlier pursuant to
Section 3 (the "Employment Period"). The parties contemplate that Parkinson will serve as a member of the Company's Board of Directors (the "Board") during the Employment Period, and the Company Will nominate Parkinson for election to the Board at the next annual shareholders meeting of the Company and will appoint him to the Board at such earlier date, if any, at which there is any vacancy on the Board. Upon his termination as the Company's President and Chief Operating Officer, Parkinson shall promptly resign as a member of the Board, if so requested by the Company.

          1.2  Duties as Employee. Parkinson agrees to serve the Company as
               ------------------
President and Chief Operating Officer during the Employment Period. Parkinson's duties shall be those customary for a President and Chief Operating Officer of a company similar to the Company and such other duties as are specified by the Company's Board. In case of a reorganization, merger, consolidation, liquidation, dissolution, sale of all or substantially all of the Company's assets or similar event, the Board reserves the right, in its sole discretion, to change or modify Parkinson's duties hereunder as it deems appropriate in good faith. During the Employment Period, Parkinson shall devote full time to, and use his best efforts to advance, the business and welfare of the Company. Parkinson shall not directly or indirectly render any service of a business, commercial, or professional nature to any other person, organization or other entity, whether for compensation or otherwise, directly or indirectly, without the prior written consent of a majority of the members of the Board.

          1.3  Salary and Benefits.
               -------------------

               (a)  Salary and Bonus. For the first year of the Employment
                    ----------------
Period, the Company shall pay Parkinson a salary at the annual rate of $280,000 per year payable at least as frequently as monthly and subject to such payroll deductions as may be necessary or customary in respect of the Company's salaried employees in general. For the first year of the Employment Period, the Company shall pay Parkinson a bonus (the "First Year Bonus") of a minimum of $120,000 and a maximum of $200,000, with $60,000 of the First Year Bonus being paid to Parkinson on the Commencement Date. The balance of the First Year Bonus shall be payable following completion of the first twelve months of the Employment Period, with the amount of the total First Year Bonus to be based upon performance standards to be agreed to by the Board and Parkinson. Parkinson's salary and bonus for periods after the first year of the Employment Period shall be mutually agreed to by Parkinson and the Board or, in the absence of any such agreement, shall continue at the same rate of salary as for the first year of the Employment Period and with a bonus to be paid at the end of the second year and any year thereafter of the Employment Period in an amount equal to the total bonus paid in the first year of the Employment Period.

               (b)  Incentive, Savings and Retirement Plans. Parkinson shall be
                    ---------------------------------------
entitled to participate at the discretion of the Board in all annual bonus, incentive, stock option, savings and retirement plans, practices, policies and programs applicable generally to other senior executives of the Company.

               (c)  Welfare Benefit Plans. Parkinson shall be eligible for
                    ---------------------
participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company to the extent applicable generally to other senior executives of the Company.

               (d)  Vacations. Parkinson shall be entitled to three weeks paid
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vacation per year of service during the Employment Period. To the extent vacation is not taken in any year, it shall be accrued and may be taken in subsequent years.

               (e)  Expenses. Parkinson shall be entitled to receive prompt
                    --------
reimbursement for all reasonable employment expenses incurred by him in accordance with the policies, practices and procedures as in effect generally with respect to other senior executives of the Company.

               (f)  Fringe Benefits. Parkinson shall be entitled to fringe
                    ---------------
benefits in accordance with the plans, practices, programs and policies as in effect generally with respect to other senior executives of the Company.

     2.   Additional Compensation.
          -----------------------

          2.1  1996 Plan Options.
               -----------------

               (a) In further consideration for Parkinson's performance of his obligations under this Agreement, and pursuant to an option agreement to contain such terms as are customarily provided for by the Company's 1996 Stock Option Plan, the Company shall grant to Parkinson options (the "1996 Options") to purchase 500,000 shares of Company's common stock (the "1996 Shares") during the five-year period from the date of grant, at an exercise price per share equal to the closing price of the Company's common stock on the Nasdaq National Market on the date of this Agreement.

               (b) The 1996 Shares vested and subject to exercise shall be 2.083% of such 1996 Shares at the end of each month after the grant date during which Parkinson continues to be employed as the Company's President and Chief Operating Officer, so that all of the 1996 Shares

                                       2.

may be purchased on or after the fourth anniversary of the grant date if Parkinson has continued to be employed as the Company's President and Chief Operating Officer through that date. In the event that Parkinson's employment with the Company terminates for any reason, all 1996 Options shall either be vested or cancelled as set forth in Section 3.4 hereof.

          2.2  1993 Plan Options.
               -----------------

               (a) In further consideration for Parkinson's performance of his obligations under this Agreement, and pursuant to an option agreement to contain such terms as are customarily provided for by the Company's 1993 Stock Option Plan, the Company shall grant to Parkinson options (the "1993 Options," and together with the 1996 Options, the "Options") to purchase 400,000 shares of the Company's common stock (the "1993 Shares") during the five-year period from the date of grant, at an exercise price per share equal to the closing price of the Company's common stock on the date of this Agreement.

               (b) A total of 25% of the 1993 Shares shall vest and be subject to exercise on the first anniversary of the Commencement Date and the remaining 75% of the 1993 Shares shall thereafter vest and become subject to exercise pro rata on a monthly basis over the 36-month period following the first anniversary of the Commencement Date (provided that Parkinson continues to be employed as the Company's President and Chief Operating Officer as of the end of each month in which such vesting occurs), so that all of the 1993 Shares may be purchased on or after the fourth anniversary of the grant date if Parkinson has continued to be employed as the Company's President and Chief Operating Officer through that date. In the event that Parkinson's employment with the Company terminates for any reason, all 1993 Options shall either be vested or cancelled as set forth in Section 3.4 hereof.

               (c) Parkinson agrees that 1993 Options covering 266,667 of the foregoing 1993 Shares shall be deposited into an escrow pursuant to that certain Escrow Agreement dated as of April 23, 1996 by and among the Company, American Stock Transfer & Trust Company, the stockholders listed on Exhibit A thereto and optionholders listed on Exhibit B thereto (the "Escrow Agreement"). Parkinson agrees to execute the Escrow Agreement and to become bound by its terms and conditions and understands that the issuance of the 1993 Options is subject to the condition that he do so and that he deposit 1993 Options covering 266,667 of the 1993 Shares into escrow. All of the 1993 Options deposited in escrow pursuant to the Escrow Agreement and not otherwise cancelled pursuant to Section
3.4 hereof, and any 1993 Shares issued upon exercise of such 1993 Options, shall be subject to forfeiture and cancellation and shall not be delivered to Parkinson unless and until certain minimum pre-tax income or stock price levels for the Company as set forth in the Escrow Agreement are met. The 1993 Options in escrow shall become subject to exercise pro rata at the same monthly rate as the 1993 Options not in escrow.

          2.3  Incentive Options. The 1993 Options and 1996 Options shall all be
               -----------------
granted as nonqualified options, except that upon the written request of Parkinson a portion of these Options

                                       3.

(Up to the maximum permitted by applicable law) shall be granted as incentive stock options.

     3.   Termination. The term of Parkinson's employment under this Agreement
          -----------
may terminate as hereinafter provided, in which case (i) Parkinson shall be entitled to the amounts set forth in Section 3.4 hereof and (ii) Parkinson shall remain subject to the provisions of Sections 4, 5 and 6 hereof to the extent applicable. The Employment Period shall not extend for any period beyond the second anniversary of the Commencement Date unless agreed to in writing by Parkinson and the Company.

          3.1  Death or Disability. If Parkinson dies or becomes disabled during
               -------------------
the Employment Period, Parkinson's employment under this Agreement shall automatically terminate upon death or after three consecutive months of disability, as the case may be. "Disability" shall mean any physical or mental illness that renders Parkinson unable to perform his agreed-upon services under this Agreement for any three consecutive months. Such disability shall be determined by a licensed physician not affiliated with the parties to this Agreement. In the event of Parkinson's death, the amounts due him pursuant to this Agreement through the date of his death shall be paid to whomever he has previously designated or, in the event no such designation is made, to his estate, or to the beneficiaries of his estate.

          3.2  Good Cause. Parkinson's employment under this Agreement may be
               ----------
terminated by the Company for "good cause," as determined in good faith by the Board. The term "good cause" is defined as any one or more of the following occurrences:

               (a) Parkinson's continuing repeated willful failure or refusal to perform his duties as required by this Agreement or other material breach of this Agreement, provided, that termination of Parkinson's employment pursuant to this subsection (a) shall not constitute valid termination for cause unless Parkinson shall have first received written notice from the Board stating with specificity the nature of such failure or refusal and affording Parkinson at least 15 days to correct the act or omission complained of;

               (b) Gross negligence, material violation by Parkinson of any duty of loyalty to the Company or any other material misconduct on the part of Parkinson, provided that termination of Parkinson's employment pursuant to this subsection (a) shall not constitute valid termination for cause unless Parkinson shall have first received written notice from the Board stating with specificity the nature of such failure or refusal and affording Parkinson at least 15 days to fully correct the act or omission complained of and to indemnify the Company for any damage caused to it by such act or omission;

               (c) Parkinson's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any crime involving moral turpitude or punishable by imprisonment in excess of six months in the jurisdiction involved; or

               (d) Parkinson's commission of an act of fraud, whether prior to or subsequent to the date hereof, upon the Company.

                                      4.
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          3.3  Other Termination. Either party may terminate this Agreement
               -----------------
during the term of the Employment Period by providing the other party 90 days prior written notice; provided, however, that any such notice may not be delivered until at least one year after the Commencement Date. (The foregoing notice requirements shall not apply to any termination being made pursuant to
Section 3.2 hereof.)

          3.4  Payments Upon Termination.
               -------------------------

               (a)  Completion of Employment Period. If at the end of the
                    -------------------------------
Employment Period the parties have not agreed in writing to extend the term of Parkinson's employment with the Company, Parkinson shall receive his salary and any guaranteed minimum bonus through the date of such termination. Options vested at such termination date shall be exercisable in accordance with the respective terms or the Company's 1996 Stock Option Plan and 1993 Stock Option Plan (the "Option Plans"). Options not vested at such termination date shall be immediately cancelled. In no event shall Parkinson be entitled to receive additional salary, bonus, options or compensation of any other kind hereunder.

               (b)  Death or Disability. In the event of Parkinson's termination
                    -------------------
as set forth in Section 3.1 hereof, he shall receive his salary and the pro rata portion of any minimum guaranteed bonus payment through the date of such termination. Options vested at such termination date shall be exercisable in accordance with the respective terms of the Option Plans. Options not vested at such termination date shall be immediately cancelled. In no event shall Parkinson be entitled to receive additional salary, bonus, options or compensation of any other kind hereunder.

               (c)  Good Cause. In the event of Parkinson's termination as set
                    ----------
forth in Section 3.2 hereof, he shall receive his salary through the date of such termination. Options vested at such termination date shall be exercisable in accordance with the respective terms of the Option Plans. Options not vested at such termination date shall be immediately cancelled. In no event shall Parkinson be entitled to receive additional salary, bonus, options or compensation of any other kind hereunder.

               (d)  Other Termination. In the event of Parkinson's termination
                    -----------------
as set forth in Section 3.3 hereof, he shall receive his salary and the pro rata portion of any minimum guaranteed bonus payment through the date of such termination. Options vested at such termination date shall be exercisable in accordance with the respective terms of the Option Plans. Options not vested at such termination date shall be immediately cancelled. In no event shall Parkinson be entitled to receive any other additional salary, bonus, options or compensation of any other kind hereunder.

     4.   Ownership of Intangibles. Parkinson hereby grants and assigns to
          ------------------------
the Company all of his right, title and interest in and to any ideas, designs, techniques, processes, trademarks, inventions and improvements (collectively, "Inventions") arising during the term of this Agreement, which Inventions relate to the business of the Company or any of its affiliates, or to actual or demonstrably anticipated research or development of the Company or any of its affiliates, or results from work

                                      5.

performed by Parkinson for the Company or any of its affiliates, together with all patents that are pending or have been issued in the United States and in all foreign countries during the term of this Agreement with respect to such Inventions (the "Proprietary Rights"). All such Proprietary Rights shall be the sole and exclusive property of the Company and shall remain such notwithstanding the subsequent termination of employment under this Agreement. To the extent that any Proprietary Rights or other ideas, designs, techniques, processes, trademarks, inventions or improvements used by the Company during the term of this Agreement rely upon or use patented or unpatented Inventions that Parkinson has made or conceived prior to the date of this Agreement, Parkinson hereby grants an exclusive, perpetual, royalty-free, worldwide license to use such Invention.

     5.   Confidential Information. Parkinson agrees that during the Employment
          ------------------------
Period, he will be dealing with proprietary, nonpublic and confidential information, including inventions and processes developed by the Company or any of its affiliates, relating to the present and prospective business, assets and good will of the Company or any of its affiliates (all of the foregoing referred to as "confidential information"). Without limiting the generality of the foregoing, it is understood that Parkinson will have access to information regarding intellectual property of the Company or any or its affiliates, inventions and ideas under development by them, and information regarding the actual and prospective business and customers of the Company or any of its affiliates. Parkinson agrees that he will not disclose to anyone, directly or indirectly, any of such confidential matters, or use them other than in the course of performing his obligations under this Agreement. All documents prepared by Parkinson in connection with the services provided herein, and all confidential information (however embodied or recorded) that might be given to him are the exclusive property of the Company and shall be returned to the Company at its request. After termination of Parkinson's employment with the Company, he shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it in writing. Parkinson acknowledges that such actions could cause irreparable harm to the Company and that the Company may obtain an injunction or other equitable relief to enforce this provision. Furthermore, upon termination of this Agreement, Parkinson shall promptly deliver to the Company all books, memoranda, records and written data in original form of every kind relating to the business and affairs of the Company that may then be in his personal possession.

     6    Noncompetition.
          --------------

     6.1  No Competing Activities. Parkinson agrees that, while he is employed
          -----------------------
by the Company, he shall not engage or participate in any state of the United States, directly or indirectly, either as an owner, partner, director, trustee, officer, employee, consultant, advisor or in any other individual or representative capacity, in any activity which is the same as, similar to or competitive in any manner with the business of the Company or its members or affiliates (herein, a "Competing Activity") or have any investment in a business which is engaged in a Competing Activity (other than an ownership interest of less than 5% of any company whose securities are listed on the New York

                                      6.

Stock Exchange, the American Stock Exchange or the Nasdaq National Market). Parkinson further agrees that in the event of a termination for good cause as set forth in Section 3.2 hereof or Parkinson's election to terminate employment pursuant to Section 3.3 hereof, he shall not, for a two-year period following such termination of employment, engage in a Competing Activity or have any investment in a business which is engaged in a Competing Activity (other than an ownership interest or less than 5% of any company whose securities are listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market).

     6.2  Reasonable Limitations. Parkinson acknowledges that, given the nature
          ----------------------
of the Company's business, the covenants contained in this Section 6 contain reasonable limitations as to time, geographical area and scope of activity to be restrained, and do not impose a greater restraint than is necessary to protect the legitimate business interests of the Company. If, however, this Section 6 is determined by any court of competent jurisdiction, or in any arbitration, as the case may be, to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of its being too extensive in any other respect or for any other reason it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court, or in such arbitration, as the case may be.

     6.3  Acknowledgment. Parkinson understands that the restrictions in Section
          --------------
6.1 hereof may limit his ability to earn a livelihood in a business similar to the business of the Company, but he nevertheless believes that he has received and will receive sufficient consideration hereunder and otherwise as an employee of the Company to justify such restrictions which, in any event, given his education, abilities and skills, Parkinson does not believe would prevent him from earning a living.

     7.   WAIVER OF JURY. WITH RESPECT TO ANY DISPUTE ARISING UNDER OR IN
          --------------
CONNECTION WITH THIS AGREEMENT OR ANY RELATED AGREEMENT, EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHTS IT MAY HAVE TO DEMAND A JURY TRIAL. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE AND EACH PARTY ACKNOWLEDGES THAT NONE OF THE OTHER PARTIES NOR ANY PERSON ACTING ON BEHALF OF THE OTHER PARTIES HAS MADE ANY REPRESENTATION OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE PARTIES EACH FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THE PARTIES EACH FURTHER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION.

                                      7.

     8.   Miscellaneous.
          -------------

          8.1  Modification and Waiver of Breach. No waiver or modification or
               ---------------------------------
this Agreement shall be binding unless it is in writing signed by the parties hereto. No waiver of a breach hereof shall be deemed to constitute a waiver of a future breach, whether of a similar or dissimilar nature.

          8.2  Assignment. This Agreement shall inure to the benefit of and
               ----------
shall be binding upon the Company, its successors and assigns. The obligations and duties of Parkinson hereunder are personal and not assignable, whether voluntarily or involuntarily or by operation of law or otherwise.

          8.3  Notices. All notices and other communications required or
               -------
permitted under this Agreement shall be in writing, served personally on, or mailed by certified or registered United States mail to, the party to be charged with receipt thereof. Notices and other communications served by mail shall be deemed given hereunder 72 hours after deposit of such notice or communication in the United States Post Office as certified or registered mail with postage prepaid and duly addressed to whom such notice or communication is to be given, in the case of (a) the Company, 2710 Walsh Avenue, Santa Clara, California 95051. Attention: Secretary, or (b) Parkinson, to the address set forth below his name on the signature page hereof. Any such party may change said party's address for purposes of this Section 9.3 by giving to the party intended to be bound thereby, in the manner provided herein, a written notice of such change.

          8.4  Counterparts. This instrument may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

          8.5  Governing Law. This Agreement shall be construed in accordance
               -------------
with, and governed by the internal laws of the State of California.

          8.6  Legal Fees. If any legal action or other proceeding is brought
               ----------
for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs it incurred in that action or proceeding. In addition to any other relief to which it may be entitled.

                                      8.

          8.7  Savings Clause. If any provision of this Agreement or the
               --------------
application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

          8.8  Complete Agreement. This instrument constitutes and contains the
               ------------------
entire agreement and understanding concerning Parkinson's employment and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. This is an integrated document.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

PARKINSON:                          THE COMPANY:

                                    DIGITAL VIDEO SYSTEMS, INC.


____________________________        By: ___________________________
Thomas R. Parkinson


Address:

____________________________

____________________________

____________________________


                                      9.